Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

CONTACT INFORMATION:

LeeAnn Gephart

SVP, Director of Marketing &

Delivery Channel Services

717.636.8067

lgephart@riverviewbankpa.com

Riverview Financial Corporation named #4 in Top 50 Fastest Growing Companies in Pennsylvania

HARRISBURG, PA, September 12, 2019 / PRNEWSWIRE / Riverview Financial Corporation (“Riverview”) (NASDAQ: RIVE) is proud to be named #4 within the Top 50 Fastest Growing Companies in the Central Pa Region by the Central Penn Business Journal.

Over the last two years, Riverview Financial Corporation’s growth has been driven by an intentional mission of capitalizing on both organic growth opportunities and mergers and acquisitions. Organic loan growth activity throughout 2017 led to a significant increase in interest income in 2018, and a strategic merger with CBT Corp, headquartered in Clearfield County, PA was completed in the fourth quarter of 2017, propelling Riverview Financial to over $1 billion in assets.

Riverview Financial Corporation is led by Brett D. Fulk, President & CEO, with a strong vision of purposeful growth throughout our bank’s marketplace. He credits Riverview’s success and recognition entirely to the hard work, efforts and dedication of the employees of the company,

“Being a community bank throughout rural Pennsylvania markets, it is critical we deliver convenience and accessibility while maintaining a true hometown experience throughout the process of serving our valued customers. Our employees are the voice and face of our bank. They follow these principles day in and day out with their actions and dedication. We would not be who we are today as an organization without our employees, and I credit all success to their work,” said Fulk.

Riverview continues to move forward, creating opportunities in new growth markets, developing existing markets and departments by hiring local talent, and continuing to enhance and digitize products and services by providing more convenience and accessibility to our customers to meet their current and changing financial needs.

Riverview Financial Corporation, headquartered in Harrisburg, Pennsylvania, is the parent company of Riverview Bank and its Operating Divisions, a full-service community bank that has been serving customers since 1900. With over $1.1 billion in assets and a network of over 30 community office locations, under three brand divisions: Riverview Bank, CBT Bank, and Citizens Neighborhood Bank, Riverview leads community banking throughout the rural communities of Central and Southern Pennsylvania. Riverview is a forward-thinking community bank, providing our customers with banking anywhere capabilities while staying true to our legacy of hometown service, delivering personalized experiences and products tailored to the needs of its customers.

Riverview’s consumer banking services include complete deposit products, banking anywhere accessibilities such as: Online24, mobile banking apps, remote deposit, and person to person payments; and a full array of residential solutions such as home equity, construction and mortgage loans.

Serving the business community, Riverview Bank and its Operating Divisions provide deposit accounts, cash management services, business loans and lines of credit, and commercial real estate financing solutions to small and middle market companies, professional services firms, municipalities and other businesses.

Along with a consumer and business focus, Riverview provides a professional advisory division, Riverview Wealth Management, offering professional investment advisory services and brokered transactions through Cetera Investment Services LLC, a full service registered broker/dealer, as well as traditional Trust services through its wholly-owned trust division, CBT Financial & Trust Management.

Riverview Bank and its Operating Divisions is a member of the FDIC and an Equal Housing Lender.

Safe Harbor Forward-Looking Statements

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation, Riverview Bank, and its subsidiaries (collectively, “Riverview”) that may be considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Riverview claims the protection of the statutory safe harbors for forward-looking statements.

Riverview cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Riverview’s operations, pricing, products and services and other factors that may be described in Riverview’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Riverview assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.